Exhibit 23.2

CONSENT OF INDEPENDENT REGISTEREST PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the S-8 Registration Statement pertaining to those shares issuable under certain Consulting Agreements, other contractual agreements, and the 2012 Stock Option Plan of Fresh Start Private Management, Inc. of our report dated may 17, 2012, relating to the consolidated financial statements of Fresh Start Private Management, Inc. appearing in the entity's Annual Report on Form 10-K for the year ended December 31, 2011.

Wilson Morgan LLP

Irvine, California
December 13, 2012

1920 Main Street • Suite 950 • Irvine, California 92614 • 949.428.7400 • Fax 949.428.7401
www.wilsonmorgancpas.com